Exhibit 32(a), Form 10-K
Kansas City Life Insurance Company

KANSAS CITY LIFE INSURANCE COMPANY

SECTION 1350 CERTIFICATION

Year Ended 2007

The undersigned certify that the registrant’s Form 10-K report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and that information contained in the report fairly represents, in all material respects, the financial condition and results of operations of the registrant.

R. Philip Bixby

President, Chief Executive Officer,

and Chairman of the Board

Tracy W. Knapp

Senior Vice President, Finance

Date: February 29, 2008